UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2008

DORCHESTER MINERALS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	000-50175	81-0551518
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization	File Number	Identification No.)

3838 Oak Lawn, Suite 300, Dallas, Texas 75219
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code:  (214) 559-0300

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
     Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
     Act (17 CFR 240.13e-4(c))

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
     Compensatory Arrangements of Certain Officers

Mr. Rawles Fulgham, an Independent Manager of the Registrant’s Advisory Committee died February 22, 2008.  On February 25, 2008, Mr. Ronald P. Trout was appointed by the Board of Managers to fulfill Mr. Fulgham’s term as an Independent Manager and member of its Advisory Committee.  Mr. Trout has consented to be nominated by the Board of Managers for election by Unitholders at Registrant’s Annual Meeting to be held in May, 2008.  Mr. Trout previously served as an Advisor and Audit Committee member of Dorchester Hugoton, Ltd., one of our predecessors, from 2001 through 2003.  Mr. Trout owns less than 5% of Registrant’s common units and meets the qualifications for “independent” as set forth by the NASDAQ and Security and Exchange Commission rules for audit committee members.  Mr. Trout and the Registrant will enter into the Registrant’s standard indemnity agreement.  Additionally, he will receive the same annual and special meeting retainer fees as other Advisory Committee members.  Other than the foregoing, he has no material plan, contract or arrangement with the Registrant or any of its officers, employees or members of its Board of Managers.

Item 9.01                 Financial Statements and Exhibits

(d)           Exhibits

99.1
Press Release dated February 25, 2008 announcing the Registrant's departure and replacement in its Board of Managers.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

99.2	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.1 to Dorchester Minerals’ Report on Form 10-Q for the quarter ended June 30, 2004).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DORCHESTER MINERALS, L.P.
Registrant

by  Dorchester Minerals Management LP
its General Partner,
by  Dorchester Minerals Management GP LLC
its General Partner

Date: February 25, 2008
By: /s/  William Casey McManemin
William Casey McManemin
Chief Executive Officer